STOCK PURCHASE AGREEMENT



                            Dated as of March 7, 2008


                                     between


                     TOTAL LUXURY GROUP, INC., as Purchaser

                                       and

                       ACCELERANT PARTNERS LLC, as Seller



















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                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I   Purchase and Sale
Section 1.1        Purchase and Sale of the Shares                             1
Section 1.2        Private Offering Exemption                                  1
Section 1.3        Intention of the Parties                                    1
Section 1.4        Purchase Price and Closing                                  2
Section 1.5        Termination in Absence of Closing

ARTICLE II  Representations and Warranties
Section 2.1        Representations and Warranties of the Company               2
Section 2.2        Representations and Warranties of Accelerant               12

ARTICLE III  Covenants
Section 3.1        Securities Compliance                                      14
Section 3.2        Registration and Listing                                   14
Section 3.3        Inspection Rights                                          15
Section 3.4        Compliance with Laws                                       15
Section 3.5        Keeping of Records and Books of Account                    15
Section 3.6        Furnishing of Information                                  15
Section 3.7        Reporting Requirements                                     15
Section 3.8        Amendments                                                 16
Section 3.9        Other Agreements                                           16
Section 3.10       Distributions                                              16
Section 3.11       Reservation of Shares                                      16
Section 3.12       Transfer Agent Instructions                                17
Section 3.13       Disposition of Assets                                      17
Section 3.14       Reporting Status                                           17
Section 3.15       Disclosure of Transaction                                  18
Section 3.16       Disclosure of Material Information                         18
Section 3.17       Issuance of Variable Securities                            18
Section 3.18       Approval of Acquisitions.                                  18
Section 3.19       Stockholder Approval                                       18
Section 3.20       Subsequent Filings                                         18
Section 3.21       Most Favored Nations                                       19
Section 3.22       DTC                                                        19



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ARTICLE IV  Conditions
Section 4.1        Conditions Precedent to the Obligation                     21
                   of the Company to Purchase the Shares
Section 4.2        Conditions Precedent to the Obligation                     21
                   of Accelerant to Sell the Shares

ARTICLE V  Stock Certificate Legend
Section 5.1        Legend                                                     23

ARTICLE VI  Indemnification
Section 6.1        General Indemnity                                          24
Section 6.2        Indemnification Procedure                                  24

ARTICLE VII  Miscellaneous
Section 7.1        Fees and Expenses                                          25
Section 7.2        Specific Enforcement                                       25
Section 7.3        Entire Agreement; Amendment                                26
Section 7.4        Notices                                                    26
Section 7.5        Waivers                                                    27
Section 7.6        Headings                                                   27
Section 7.7        Successors and Assigns                                     27
Section 7.8        No Third Party Beneficiaries                               27
Section 7.9        Governing Law; Consent to Jurisdiction                     28
Section 7.10       Survival                                                   28
Section 7.11       Counterparts                                               28
Section 7.12       Publicity                                                  28
Section 7.13       Severability                                               28
Section 7.14       Further Assurances                                         28











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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)


                                    EXHIBITS
                                    --------

Exhibit A          Form of Senior Secured 9% Convertible Promissory Note
Exhibit B          Series A Warrant
Exhibit C          Pledge Agreement
Exhibit D          Security Agreement
Exhibit E          Registration Rights Agreement
Exhibit F          Irrevocable Transfer Agent Instructions
Exhibit G          Form of Amended Certificate of Incorporation

















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



                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of March 5, 2008 by and between Total Luxury Group, Inc., an Indiana corporation (the "Company"), and Accelerant Partners LLC, a Delaware limited liability company ("Accelerant").

                                    Recitals
                                    --------

     A. Accelerant owns of record and beneficially 38,000,000 shares (the "Shares") of Petals Decorative Accents Inc. ("Petals") common stock, par value $0.00001 per share.

     B. The Company desires to purchase the Shares, and Accelerant desires to sell such Shares, upon the terms and subject to the conditions set forth herein.

     The parties hereto agree as follows:

                                    ARTICLE I
                                Purchase and Sale

     Section 1.1 Purchase and Sale of the Shares. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 1.4 hereof, Accelerant shall sell, convey, assign, transfer, and deliver to the Company, and the Company shall purchase, acquire, and accept delivery of, the Shares, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances, other restrictions or limitations, or rights of any third persons whatsoever, in all cases based on the acts or omissions of Accelerant and other than liens arising from acts of the Company.

          (b) To effect the transfers contemplated by Section 1.1(a), at the Closing, Accelerant shall deliver or cause to be delivered to the Company, against payment therefor in accordance with Section 1.4 hereof, stock certificates representing the Shares, accompanied by stock powers duly executed in blank and otherwise in form acceptable to the Company for transfer on the books of Petals.

     Section 1.2 Private Offering Exemption. Each of the Company and Accelerant is executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") or Section 4(2) of the Securities Act.

     Section 1.3 Intention of the Parties. It is the intention of the parties hereto that this purchase and sale receive installment sale treatment under
Section 453 of the Internal Revenue Code of 1986, as amended (the "Code"). Each of the parties shall take all lawful actions necessary to insure that this transaction is accorded such tax treatment under the Code and applicable state law.

     Section 1.4 Purchase Price and Closing. (a) Subject to the terms and conditions hereof, Accelerant agrees to sell to the Company, and the Company agrees to purchase the Shares at the Closing for a sum of Nineteen Million Dollars ($19,000,000), Eighty-Five Million (85,000,000) shares of Common Stock, and a warrant to purchase 100,000,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock") (the "Purchase Price").

          (b) On the Closing Date, against delivery to the Company of stock certificates evidencing the Shares, the Company shall:



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               (i)  pay to  Accelerant  the  sum  of  Nineteen  Million  Dollars
          ($19,000,000),  which  payment  shall be  evidenced  by the  Company's
          Senior   Secured  9%   Convertible   Promissory   Note  (the   "Note")
          substantially in the form of Exhibit A attached hereto,

               (ii) issue to Accelerant  85,000,000  shares of the Common Stock;
          and

               (iii) issue to Accelerant a warrant to purchase 100,000,000 shares of the Common Stock (the "Series A Warrant") substantially in the form of Exhibit B attached hereto.

          (c) At the Closing, Accelerant shall deliver:

               (i) to the Pledgee, certificates representing all of the Shares, duly endorsed in blank for transfer, or with appropriate stock powers in blank attached, which certificates shall be held pursuant to the terms of a Pledge Agreement substantially in the form of Exhibit C attached hereto;

               (ii) to the Company, a certificate executed by an authorized officer of Accelerant, on behalf of Accelerant, to the effect that the conditions set forth in Section 4.1 have been satisfied; and

               (iii) such other agreements, certificates, and writings as the Company may reasonably require.

          (d) At the Closing, the Company shall deliver:

               (i) to Accelerant, the Note;

               (ii) the Common Stock

               (iii) the Series A Warrant;

               (iv) to Accelerant, the Pledge Agreement;

               (v)  to   Accelerant,   a  security   agreement   (the  "Security
          Agreement") substantially in the form of Exhibit D attached hereto;

               (vi) to Accelerant, the registration rights agreement (the "Registration Rights Agreement") substantially in the form of Exhibit E attached hereto;

               (vii) to Accelerant, a certificate executed by an authorized officer of the Company, on behalf of the Company, to the effect that the conditions set forth in Section 4.2 have been satisfied; and

               (viii) such other agreements, certificates, and writings as the Company may reasonably require.

          (e) The consummation of the sale of the Shares, payment of the Purchase Price comprised of the Note and the Warrant and the other transactions contemplated by this Agreement shall take place at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, New York 10022 (the "Closing") at 10:00 a.m., New York time on such date as Accelerant and the Company may agree upon; provided, that all of the



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     conditions  set forth in Article IV hereof and  applicable  to the  Closing shall have been fulfilled or waived in accordance herewith (the "Closing Date").

          (f) It is the intention of the parties that the closing of the transactions contemplated by this Agreement take place simultaneously with the Company's purchase of all the issued and outstanding shares of Petals' Class C Preferred Stock (the "Series C Preferred Purchase"), the execution and delivery of a services agreement by and between the Company and Donald Jones and the issuance of a Series B Warrant to Mr. Jones pursuant thereto (the "Jones Transaction"), the issuance of the Company's Common Stock to
     Accelerant, and the execution and delivery of a placement agent agreement by and between the Company and Southridge Investment Group LLC. To this end, the closing the Series C Preferred Purchase and the closing of the Jones Transaction and the other referenced transactions are each preconditions to the closing of the contemplated by this Agreement.

     Section 1.5 Termination in Absence of Closing. If the Closing has not occurred by the close of business on March 31, 2008, then any party hereto may thereafter terminate this Agreement by written notice to such effect, to the other party hereto, without liability of or to any party to this Agreement or any stockholder, director, officer, employee, or representative of such party unless the reason for Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article IV have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 1.4, the failure of such party to perform its obligations under this Article I on such date; provided, however, that the provisions of Article VI and Article VII shall survive any such termination; and, provided further, however, that any termination pursuant to this Section 1.5 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or
(ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article IV have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 1.4, the failure of such party to perform its obligations under this Article I on such date.

                                   ARTICLE II
                         Representations and Warranties

     Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Accelerant, as of the date hereof and Closing Date (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

          (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Indiana and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. Except as set forth in Schedule 2.1(g) hereto, the Company does not have any Subsidiaries. Except as set forth on Schedule 2.1(a), each of the Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(c) hereof) on the Company's financial condition.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Note, the Warrant, the Registration Rights Agreement, The Security Agreement, the Pledge Agreement, and the Irrevocable Transfer Agent Instructions (as defined in Section 3.13) substantially in the form of Exhibit F attached hereto (collectively, the "Transaction Documents"). The



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     execution,  delivery and  performance of the  Transaction  Documents by the
     Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and except as set forth on Schedule 2.1(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable
     against  the  Company  in  accordance  with  its  terms,   except  as  such
     enforceability  may  be  limited  by  applicable  bankruptcy,   insolvency,
     reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof are set forth on Schedule 2.1(c) hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized. As of the date hereof, the Company does not sufficient shares of Common Stock to fulfill its obligations under this Agreement. By no later than June 1, 2008 (the "Charter Amendment Filing Date"), the Company will have sufficient shares to fulfill its obligation hereunder, and all such shares of Common Stock will be duly and validly authorized for issuance upon conversion of the Note, upon payment of interest under the Note with shares of Common Stock (the "PIK Shares"), and exercise of the Series A Warrant. Except as set forth on Schedule 2.1(c) hereto, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth on Schedule 2.1(c) hereto, the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto. The Company has furnished or made available to Accelerant true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), a copy of the Company's proposed Amended Certificate of Incorporation to be filed upon Stockholder Approval (as defined in Section 3.19) (the "Amended Certificate" - attached hereto as Exhibit G), and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). For the purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement.

          (d) Issuance of Securities. The Note and the Warrant to be issued at the Closing have been duly authorized by all necessary corporate action and when issued in accordance with the terms hereof, the Note and Warrant shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. Upon the adoption and filing of the Amended Certificate, the additional shares of Common Stock, when issued in accordance hereof, shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the shares subject to conversion under the Note (the "Conversion Shares"), the PIK Shares, and the shares subject to purchase under the Warrant (the "Warrant Shares") are issued in accordance with the terms of this Agreement, the Note and the Warrant, such shares will be duly authorized by all necessary corporate action and validly issued and



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

     outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock. The Note,, the Warrant, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the "Securities."

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its respective obligations thereunder and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company's Certificate, Amended Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected. The business of the Company and its Subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue the Note, the Warrant, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing, any registration statement which may be filed pursuant hereto or any other Transaction Document, provided, that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Accelerant herein.

          (f) Commission Documents, Financial Statements. Except as set forth in
     Schedule 2.1(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended the ("Exchange Act"), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to Accelerant true and complete copies of the Commission Documents. The Company has not provided to Accelerant any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the times of their respective filings, the Commission Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the Commission Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          The financial  statements of the Company provided to Accelerant and/or



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

     included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with U. S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Subsidiaries. Schedule 2.1(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

          (h) No Material Adverse Change. Other than as disclosed in the Company's Commission Documents, since January 1, 2007, the Company has not experienced or suffered any Material Adverse Effect.

          (i) No Undisclosed Liabilities. Except as set forth on Schedule 2.1(i), since January 1, 2007 neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its Subsidiaries, as the case may be.

          (j) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Commission Documents and is not so disclosed or, to the extent that such Commission Documents have not been timely filed, has been separately disclosed to Accelerant that otherwise would be reasonably likely to have a Material Adverse Effect.

          (k) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (l) Indebtedness. Schedule 2.1(l) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed, whether individually or in aggregate, in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Schedule 2.1(l), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

          (m) Title to Assets. Except as set forth on Schedule 2.1(m), each of the Company and the Subsidiaries has good and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances. Except as set forth on Schedule 2.1(m), all leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect.

          (n) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge that it will be unable to renew its existing insurance coverage for the Company and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

          (o) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

          (p) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect.

          (q) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

          (r) Certain Fees. Except for the fees payable pursuant to that certain placement agent agreement dated March 7, 2008 by and between Southridge Investment Group LLC and the Company, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any Subsidiary or Accelerant with respect to the transactions contemplated by this Agreement.

          (s) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to Accelerant by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

          (t) Operation of Business. Except as set forth in Schedule 2.1(t), the Company and each of the Subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

          (u) Environmental Compliance. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. Except as set forth on Schedule 2.1(u), the Commission Documents describe all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. "Environmental Laws" shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its Subsidiaries. The Company and each of its Subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its Subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

          (v) Books and Record Internal Accounting Controls. The books and records of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (w) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only), or as set forth on Schedule 2.1(w) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

          (x) Transactions with Affiliates. Except as set forth on Schedule 2.1(x), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company or any Subsidiary on the one hand, and
     (ii) on the other hand, any officer, employee, consultant or director of the Company or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder, or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

          (y) [reserved].

          (z) Securities Act of 1933. Based in material part upon the representations herein of Accelerant, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer and issuance of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of any of the Securities.

          (aa) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Amended Certificate with the Secretary of State for the State of Indiana, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Note and the Warrant, or for the performance by the Company of its obligations under the other Transaction Documents.

          (bb) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth on Schedule 2.1(bb), neither the Company nor any Subsidiary has any employment contract, agreement, regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary. No officer, consultant or key employee of the Company or any Subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary.

          (cc) Absence of Certain Developments. Except as set forth on Schedule 2.1(cc), since January 1, 2007, neither the Company nor any Subsidiary has:

               (i) issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

               (ii) borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year;

               (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

               (iv) declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

               (v) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

               (vi) sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

               (vii) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

               (viii) made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

               (ix) made capital expenditures or commitments therefor that aggregate in excess of $100,000;

               (x) entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

               (xi) made charitable contributions or pledges in excess of $25,000;

               (xii) suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

               (xiii) experienced any material problems with labor or management in connection with the terms and conditions of their employment;

               (xiv) effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its Subsidiaries; or

               (xv) entered into an agreement, written or otherwise, to take any of the foregoing actions.

          (dd) [reserved].

          (ee) [reserved].

          (ff) Dilutive Effect. The Company understands and acknowledges that its obligation to (i) issue the Conversion Shares upon conversion of the Note and (ii) its obligations to issue the Warrant Shares upon the exercise of the Warrant is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interest of other stockholders of the Company.

          (gg) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the issuance of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or Subsidiaries take any action or steps that would cause the issuance of the Securitie to be integrated with other offerings. The Company does not have any registration statement pending before the Commission or currently under the Commission's review and since January 1, 2007, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

          (hh) [reserved].

          (jj) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to Accelerant as a result of Accelerant and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company's issuance of the Securities and Accelerant's ownership of the Securities.

          (kk) Transfer Agent. The name, address, telephone number, fax number, contact person and email address of the Company's current transfer agent is set forth on Schedule 2.1(kk) hereto.

     Section 2.2 Representations and Warranties of Accelerant. Accelerant hereby makes the following representations and warranties to the Company:

          (a) Organization and Standing of Accelerant. Accelerant is a limited partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) Authorization and Power. Accelerant has the requisite power and authority to enter into and perform this Agreement and to sell the Shares being purchased by the Company hereunder. The execution, delivery, and performance of this Agreement, the Pledge Agreement, and the Registration Rights Agreement by Accelerant and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary partnership action, and no further consent or authorization of Accelerant or its partners is required. Each of this Agreement, the Pledge Agreement, and the Registration Rights Agreement has been duly authorized, executed, and delivered by Accelerant and constitutes, or shall constitute when executed and delivered, a valid, and binding obligation of Accelerant enforceable against Accelerant in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by Accelerant of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Accelerant's organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Accelerant is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Accelerant or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Accelerant). Accelerant is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to sell the Shares in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, Accelerant is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

          (d) Acquisition for Investment. Accelerant is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. Accelerant does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, Accelerant does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

          (e) Status of Accelerants. Accelerant is an "accredited investor" as defined in Regulation D promulgated under the Securities Act. Accelerant is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Accelerant is not a broker-dealer.

          (f) No General Solicitation. Accelerant acknowledges that the Securities were not offered to Accelerant by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Accelerant was invited by any of the foregoing means of communications.

          (g) Rule 144. Accelerant understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Accelerant acknowledges that Accelerant is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that Accelerant has been advised that Rule 144 permits resales only under certain circumstances. Accelerant understands that to the extent that Rule 144 is not available, Accelerant will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

          (h) General. Accelerant understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirement of Federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Accelerant set forth herein in order to determine the applicability of such exemptions and the suitability of Accelerant to acquire the Securities.

          (i) No Liens. Against payment of the Purchase Price, the Company shall purchase, acquire, and accept delivery of, the Shares, free and clear of any and all liens, mortgages, adverse claims, charges, security interests, encumbrances, other restrictions or limitations, or rights of any third persons whatsoever, in all cases based on the acts or omissions of Accelerant and other than liens arising from acts of the Company.

                                   ARTICLE III
                                    Covenants

     The Company covenants with Accelerant as follows, which covenants are for the benefit of Accelerant and its permitted assignees (as defined herein):

     Section 3.1 Securities Compliance. The Company shall notify the Commission in accordance with their rules and regulations, of the transactions contemplated by any of the Transaction Documents, including filing a Form D with respect to the Note, the Warrant, Conversion Shares and the Warrant Shares as required under Regulation D and applicable "blue sky" laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Note, the Warrant, the Conversion Shares and the Warrant Shares to Accelerant or subsequent holders.

     Section 3.2 Registration and Listing. The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to this Agreement and the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to cause the relisting of its Common Stock and thereafter continue the listing or trading of its Common Stock on the OTC Bulletin Board or other exchange or market on which the Common Stock is trading or may be traded in the future. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as Accelerant may reasonably request, all to the extent required from time to time to enable Accelerant to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of Accelerant, the Company shall deliver to Accelerant a written certification of a duly authorized officer as to whether it has complied with such requirements.

     Section 3.3 Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Accelerant or any employees, agents or representatives thereof, so long as Accelerant shall beneficially own the Note or shall own Conversion Shares and/or Warrant Shares, which, in the aggregate (on an as converted basis), represent more than two percent (2%) of the total combined voting power of all voting securities then outstanding, for purposes reasonably related to Accelerant's interests as a stockholder, to examine and make reasonable copies of and extracts from the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees.

     Section 3.4 Compliance with Laws. The Company shall comply, and cause each Subsidiary, whether such Subsidiary is in existence as of the date of this agreement or formed or acquired subsequent to the date of this agreement, to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

     Section 3.5 Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its
Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 3.6 Furnishing of Information. Until all of the Securities are eligible for sale without restriction under Rule 144 promulgated under the Securities Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Until all of the Securities are eligible for sale without restriction under Rule 144 promulgated under the Securities Act, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Accelerant and make publicly available in accordance with Rule 144(c) such information as is required for Accelerant to sell the Securities under Rule
144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

     Section 3.7 Reporting Requirements. Whenever the Company's periodic reports to be filed under the Exchange Act are not available via the Internet, then at Accelerant's request the Company shall furnish the following to Accelerant so long as Accelerant shall beneficially own any Securities:

          (a) quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

          (b) annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

          (c) copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

     Section 3.8 Amendments. Other than the filing of the Amended Certificate, the Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the rights of Accelerant under any of the Transaction Documents.

     Section 3.9 Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any Subsidiary under any Transaction Document.

     Section 3.10 Distributions. So long as the Note remains outstanding, the Company agrees that it shall not (i) declare or pay any dividends or make any distributions to any holder(s) of Common Stock or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

     Section 3.11 Reservation of Shares. The Company undertakes to use its best efforts under applicable state and federal law to increase the number of authorized shares of Common Stock to enable Accelerant to exercise its conversion rights provided in the Note and its purchase rights provided in the Warrant. In all events, the adoption and filing of Accelerant's Amended

Certificate shall be accomplished by no later than June 1, 2008. Subject to foregoing sentence, so long as any of the Note or Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than two hundred percent (200%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

     Section 3.12 Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of Accelerant or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by Accelerant to the Company upon conversion of the Note or exercise of the Warrant in the form of Exhibit F attached hereto (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.12 will be given by the Company to its transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. If Accelerant provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or Accelerant provides the Company with reasonable assurances that such Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Common, Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Accelerant and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.12 will cause irreparable harm to Accelerant by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.12 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.12, that Accelerant shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     Section 3.13 Disposition of Assets. So long as the Note and/or Warrant remain outstanding, neither the Company nor any Subsidiary shall sell, transfer or otherwise dispose of any of its properties, assets and rights including, without limitation, its software and intellectual property, to any person except for sales to customers in the ordinary course of business or with the prior written consent of the holder of the Note.

     Section 3.14 Reporting Status. The Company undertakes to use its best efforts to become reporting under the federal securities laws and seek to be re-listed for quotation on the OTC Bulletin Board as soon as practical, and in all events by no later than June 1, 2008. Subject to the foregoing, so long as Accelerant beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not cease filing reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     Section 3.15 Disclosure of Transaction. At the request of Accelerant, the Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing. The Company shall also file with the

Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Security Agreement, the Pledge Agreement, the form of the Series A Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than four
(4) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by counsel for Accelerant. "Trading Day" means any day during which the OTC Bulletin Board (or other quotation venue or principal exchange on which the Common Stock is traded) shall be open for trading.

     Section 3.16 Disclosure of Material Information. The Company represents, covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide Accelerant or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement), unless prior thereto Accelerant shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Accelerant shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     Section 3.17 Issuance of Variable Securities. So long as the Note remains outstanding, the Company agrees that it shall not issue any security with a variable conversion price or variable exercise price.

     Section 3.18 Approval of Acquisitions. So long as the Note remains outstanding, the Company shall not effect, or agree to effect, an acquisition or buy out of or with any entity (including without limitation the acquisition of a substantial portion of the outstanding securities or assets of another entity other than in the ordinary course of business), or a consolidation or merger of the Company with or into any other corporation or corporations (or other entity or entities), or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, without the affirmative vote or consent of the holder of the Note.

     Section 3.19 Stockholder Approval. The Company shall no later than June_1, 2008 obtain stockholder approval ("Stockholder Approval") for the filing of the Amended Certificate; in accordance with this Agreement.

     Section 3.20 Subsequent Filings. The Company shall no later than two (2) calendar days from the date in which they receive Stockholder Approval, file the Amended Certificate with the Secretary of State of Indiana (the date of such filing, the "Amended Certificate Filing Date") and inform Accelerants of such filing no later than two (2) business days thereafter.

     Section 3.21 Most Favored Nations. If the Company has, on or prior to the date of this Agreement, entered into, or shall in the future enter into, any agreement with any holder of capital stock of the Company, by providing such holder with any terms that are more favorable than the rights made available to Accelerant pursuant any terms set out in the Transaction Documents in issue as of the date hereof, the Company shall promptly notify Accelerant of such terms in writing and, without any further action on the part of any party, such more favorable terms shall be deemed to be incorporated into the applicable Transaction Documents.

     Section 3.22 DTC. Not later than the effective date of the Registration Statement (as defined in the Registration Rights Agreement), the Company shall cause its Common Stock to be eligible for transfer with its transfer agent pursuant to the Depository Trust Company Automated Securities Transfer Program.

                                   ARTICLE IV
                                   Conditions

     Section 4.1 Conditions Precedent to the Obligation of the Company to Purchase the Shares. The obligation hereunder of the Company to purchase the Shares from Accelerant is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of Accelerant's Representations and Warranties. The representations and warranties of Accelerant shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

          (b) Performance by Accelerant. Accelerant shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Accelerant at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) Simultaneous Closing. The closing the Series C Preferred Purchase and the closing of the Jones Transaction have taken place.

          (e) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by Accelerant to the Company.

     Section 4.2 Conditions Precedent to the Obligation of Accelerant to Sell the Shares. The obligation hereunder of Accelerant to sell and deliver the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for Accelerant's sole benefit and may be waived by Accelerant at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in the Transaction Documents shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing.

          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

          (e) Simultaneous Closing. The closing the Series C Preferred Purchase, the closing of the Jones Transaction, the issuance of the Company's Common Stock to Accelerant, and the execution and delivery of a placement agent agreement by and between the Company and Southridge Investment Group LLC have taken place.

          (f) Delivery of Transaction Documents. The Transaction Documents have been duly executed and delivered by Accelerant to the Company.

          (g) Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to Accelerant (the "Resolutions").

          (h) Reservation of Shares. So long as any of the Note or Warrant remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) a number of shares of Common Stock equal to two hundred percent (200%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note and (ii) as of the date hereof, such number of shares of Common Stock equal to two hundred percent (200%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrant.

          (i) Transfer Agent Instructions. As of the Closing Date, the Irrevocable Transfer Agent Instructions, in the form of Exhibit F attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          (j) Secretary's Certificate. The Company shall have delivered to Accelerant a secretary's certificate, dated as of the Closing Date, as to
     (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws; each as of the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

          (k) Officer's Certificate. The Company shall have delivered to Accelerant a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company's representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

          (l) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

          (m) Institutional Lender. The Transaction Documents and the agreements contemplated thereby have been approved by Accelerant's lender.

          (n) Due Diligence. The results of Accelerant's due diligence with respect to the transactions contemplated by the Transaction Documents are satisfactory in Accelerant's sole judgment.

                                    ARTICLE V
                            Stock Certificate Legend

     Section 5.1 Legend. Each certificate representing the Note and the Warrant, and, if appropriate, securities issued upon conversion or exercise thereof (or securities issued in connection with Section 1.4, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

     The Company agrees to reissue the certificates representing any of the Conversion Shares and the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares, or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to Accelerant without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company shall cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to Accelerant by crediting the account of Accelerant or Accelerant's Prime Broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

                                   ARTICLE VI
                                 Indemnification

     Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless Accelerant (and its directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns, as applicable) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by Accelerant as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

     Section 6.2 Indemnification Procedure. Any party entitled to indemnification under this Article VI (an "indemnified party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

                                   ARTICLE VII
                                  Miscellaneous

     Section 7.1 Fees and Expenses. Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing sentence, the Company shall pay all reasonable attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by Accelerant in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated thereunder, which payment shall be made at the Closing, (ii) the filing and declaration of effectiveness by the Commission of the Registration Statement and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. The Company shall pay all reasonable fees and expenses incurred by Accelerant in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys' fees and expenses but only if Accelerant is successful in any litigation or arbitration relating to such enforcement.

     Section 7.2 Specific Enforcement. The Company and Accelerant acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, the Registration Rights Agreement, or any of the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

     Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor Accelerant makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a instrument signed by the Company and the holder of the Note, and no provision hereof may be waived other than by an a instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  If to Accelerant:

                     90 Grove Street
                     Ridgefield, Connecticut 06877
                     Attn: Henry Sargent

                  If to the Company:

                     11900 Biscayne Blvd. #620
                     Miami, Florida 33181

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other parties hereto.

     Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     Section 7.9 Governing Law; Consent to Jurisdiction. The parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this Agreement or the subject matter of this Agreement shall be governed solely by the laws of the State of Delaware, without regard to any conflict of laws doctrines. The parties irrevocably consent to being served with legal process issued from the state and federal courts located in New York and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of New York. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds.

     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY WITH RESPECT TO ANY CLAIM, CONTROVERSY, DISPUTE OR ACTION RELATING IN ANY WAY TO THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT.

     Section 7.10 Survival. The representations and warranties of the Company and Accelerant shall survive the execution and delivery hereof and the Closing hereunder.

     Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement, and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

     Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of Accelerant without the consent of Accelerant unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 7.13 Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

     Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of Accelerant or the Company, each of the Company and Accelerant shall execute and deliver such instrument, documents, and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the transactions contemplated hereby.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.


                                    TOTAL LUXURY GROUP, INC.




                                    By: ___________________________
                                        Name:
                                        Title:




                                    ACCELERANT PARTNERS LLC




                                    By: ___________________________
                                        Name:
                                        Title:

                                    EXHIBIT A
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.

              FORM OF SENIOR SECURED 9% CONVERTIBLE PROMISSORY NOTE

                                    EXHIBIT B
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.

                                SERIES A WARRANT

                                    EXHIBIT C
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.


                                PLEDGE AGREEMENT

                                    EXHIBIT D
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.


                               SECURITY AGREEMENT

                                    EXHIBIT E
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.


                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT F
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.


                 FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn: ____________________________

         Re:  Total Luxury Group, Inc.

Ladies and Gentlemen:

     Reference is made to that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of March 7, 2008, by and between Total Luxury Group,
Inc.., an Indiana corporation (the "Company"), and Accelerant ("Accelerant") pursuant to which the Company is issuing to Accelerant Senior Secured 9% Convertible Note (the "Note") and warrants (the "Warrant") to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Note (the "Conversion Shares") and exercise of the Warrant (the "Warrant Shares") to or upon the order of Accelerant from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice or Exercise Notice, as the case may be, in the form attached hereto as Exhibit I and Exhibit II, respectively, (ii) in the case of the conversion of Note, a copy of the Note, or, in the case of Warrant being exercised, a copy of the Warrant (with the original Warrant delivered to the Company) being exercised (or, in each case, an indemnification undertaking with respect to such share certificates or the warrants in the case of their loss, theft or destruction), and (iii) delivery of a treasury order or other appropriate order duly executed by a duly authorized officer of the Company. So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares or Warrant Shares, as applicable, has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and no subsequent notice by the Company or its counsel of the suspension or termination of its effectiveness and (y) a copy of such registration statement, and if Accelerant represents in writing that the Conversion Shares or the Warrant Shares, as the case may be, were sold pursuant to the Registration Statement, then certificates representing the Conversion Shares and the Warrant Shares, as the case may be, shall not bear any legend restricting transfer of the Conversion Shares and the Warrant Shares, as the case may be, thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received those items and representations listed above, then the certificates for the Conversion Shares and the Warrant Shares shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, OR MARKETING WORLDWIDE CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares and the Warrant Shares in the event a registration statement covering the Conversion Shares and the Warrant Shares is subject to amendment for events then current.

     A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

     Please be advised that Accelerant is relying upon this letter as an inducement to enter into the Purchase Agreement and, accordingly, Accelerant is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ___________.

                                Very truly yours,

                                TOTAL LUXURY GROUP, INC.

                                By: ______________________
                                    Name:
                                    Title:


ACKNOWLEDGED AND AGREED:

[TRANSFER AGENT]


By: ________________________
    Name:
    Title:
    Date:

                                    EXHIBIT I
                                    ---------
                                CONVERSION NOTICE
                            TOTAL LUXURY GROUP, INC.

     (To be Executed by the Registered Holder in order to Convert the Note)

     In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Note into such number of shares of Common stock, of Total Luxury Group, Inc.., an Indiana corporation (the "Company"), indicated below:


         Date of Conversion: ___________________________________________


         Applicable Conversion Price:___________________________________


         Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Conversion


     Dated:________________        Signature:___________________________


                                   Address:_____________________________
                                           _____________________________

                                   EXHIBIT II
                                   ----------
                             FORM OF EXERCISE NOTICE
                            TOTAL LUXURY GROUP, INC.

The undersigned_______________, pursuant to the provisions of the within Warrant, hereby elects to purchase ______ shares of Common Stock of Total Luxury Group, Inc. covered by the within Warrant.

     Dated:________________        Signature:___________________________


                                   Address:_____________________________
                                           _____________________________


Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise:

                                   ASSIGNMENT

     FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _____________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint __________________________, attorney, to transfer the said Warrant on the books of the within named corporation.

     Dated:________________        Signature:___________________________


                                   Address:_____________________________
                                           _____________________________


                               PARTIAL ASSIGNMENT

     FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers unto _____________________ the right to purchase ___________________
shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

     Dated:________________        Signature:___________________________


                                   Address:_____________________________
                                           _____________________________


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-__________ canceled (or transferred or exchanged) this _______ day of ______________, _______, shares of Common Stock issued therefor in the name of __________________________, Warrant No. W-_________ issued for
______________ shares of Common Stock in the name of ______________________.

                                   EXHIBIT III
                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[NAME AND ADDRESS OF TRANSFER AGENT]
Attn: ____________________________

         Re:  Total Luxury Group, Inc.

Ladies and Gentlemen:

     We are counsel to Total Luxury Group, Inc.., an Indiana corporation (the "Company"), and have represented the Company in connection with that certain Stock Purchase Agreement (the "Purchase Agreement"), dated as of March 7, 2008, by and between the Company and Accelerant named therein (collectively, the "Accelerants") pursuant to which the Company issued to Accelerant Senior Secured 9% convertible promissory notes (the "Note") and warrants (the "Warrant") to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). Pursuant to the Purchase Agreement, the Company has also entered into a Registration Rights Agreement with Accelerant (the "Registration Rights Agreement"), dated as of March 7, 2008, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Note, the Common Stock and the shares of Common Stock issuable upon exercise of the Warrant, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ________________, 2008, the Company filed a Registration Statement on Form SB-2 (File No. 333-________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the resale of the Registrable Securities which names each of the present Accelerants as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and accordingly, the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.


                                        Very truly yours,

                                        [COMPANY COUNSEL]



                                        By:__________________________



cc: ACCELERANT

                                    EXHIBIT G
                                    ---------
                                     to the
                          STOCK PURCHASE AGREEMENT FOR
                            TOTAL LUXURY GROUP, INC.


                      AMENDED CERTIFICATE OF INCORPORATION

                       STOCK PURCHASE AGREEMENT SCHEDULES

Schedule 2.1(a)            Organization; Good Standing
Schedule 2.1(b)            Authorization
Schedule 2.1(c)            Capitalization
Schedule 2.1(f)            Commission Documents
Schedule 2.1(g)            Subsidiaries
Schedule 2.1(i)            Liabilities
Schedule 2.1(l)            Indebtedness
Schedule 2.1(m)            Title to Assets
Schedule 2.1(t)            Operation of Business
Schedule 2.1(u)            Environmental Compliance
Schedule 2.1(w)            Material Agreements
Schedule 2.1(x)            Transactions with Affiliates
Schedule 2.1(bb)           Employees
Schedule 2.1(cc)           Absence of Certain Developments
Schedule 2.1(kk)           Transfer Agent

                                 Schedule 2.1(a)
                                 ---------------
                         Organization and Good Standing

                                 Schedule 2.1(b)
                                 ---------------
                                  Authorization

                                 Schedule 2.1(c)
                                 ---------------
                                 Capitalization

                                 Schedule 2.1(f)
                                 ---------------
                              Commission Documents

                                 Schedule 2.1(g)
                                 ---------------
                                  Subsidiaries

                                 Schedule 2.1(i)
                                 ---------------
                                   Liabilities






































                                     xviii

                                 Schedule 2.1(l)
                                 ---------------
                                  Indebtedness

                                 Schedule 2.1(m)
                                 ---------------
                                 Title to Assets

                                 Schedule 2.1(t)
                                 ---------------
                              Operation of Business

                                 Schedule 2.1(u)
                                 ---------------
                            Environmental Compliance

                                 Schedule 2.1(w)
                                 ---------------
                               Material Agreements

































                                     xxiii

                                 Schedule 2.1(x)
                                 ---------------
                          Transactions with Affiliates

                                Schedule 2.1(bb)
                                ----------------
                                    Employees

                                Schedule 2.1(cc)
                                ----------------
                         Absence of Certain Developments

                                Schedule 2.1(kk)
                                ----------------
                                 Transfer Agent







































                                     xxvii